Exhibit 10.1

AMENDED AND RESTATED COMPANY SUPPORT AGREEMENT

This AMENDED AND RESTATED COMPANY SUPPORT AGREEMENT (this “Agreement”) is dated as of August 4, 2023, by and among 7GC & Co. Holdings Inc., a Delaware corporation (“7GC”), the Persons set forth on Schedule I hereto (each, a “Stockholder” and, collectively, the “Stockholders”), and Banzai International, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, on December 8, 2022, 7GC, the Company and the Stockholders entered into that certain Company Support Agreement (the “Original Company Support Agreement”);

WHEREAS, concurrently with the execution of the Original Company Support Agreement, 7GC, 7GC Merger Sub I , Inc., a Delaware corporation and an indirect wholly owned subsidiary of 7GC (“First Merger Sub”), 7GC Merger Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of 7GC (“Second Merger Sub” and, together with First Merger Sub, the “Merger Subs” and each, a “Merger Sub”), and the Company entered into an Agreement and Plan of Merger and Reorganization (the “Original Merger Agreement”), pursuant to which, among other transactions, upon the terms and subject to the conditions thereof, at the Closing, First Merger Sub will merge with and into the Company (the “First Merger”), with the separate corporate existence of First Merger Sub ceasing and the Company surviving the First Merger as an indirect wholly owned subsidiary of 7GC (the “Surviving Corporation”) and, promptly following the First Merger, but in any event on the same day as the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub surviving the Second Merger as a wholly owned subsidiary of 7GC, and, upon the First Effective Time of the First Merger, each share of Company Stock issued and outstanding as of immediately prior to the First Effective Time shall be cancelled and automatically converted into the right to receive the consideration as described in the Original Merger Agreement (such transaction, the Mergers and the other transactions contemplated by the Original Merger Agreement, the “Transactions”), and a condition to the closing of the Transactions pursuant to the Original Merger Agreement is the completion of the Company’s acquisition of Hyros Inc., a Delaware corporation (“Hyros”);

WHEREAS, 7GC and the Company have decided to pursue the closing of the Transactions without completing the Company’s acquisition of Hyros and requiring the completion of such acquisition as a condition to the closing of the Transactions and, concurrently with the execution of this Agreement, the Company, 7GC, and the Merger Subs are entering into that certain Amendment to Agreement Plan of Merger and Reorganization (the “Merger Agreement Amendment,” and the Original Merger Agreement as amended by the Merger Agreement Amendment, the “Merger Agreement”) to reflect this structural change and the corresponding changes to certain terms of the Original Merger Agreement;

WHEREAS, as of the date hereof, the Stockholders are the holders of record and “beneficial owners” (within the meaning of Rule 13d-3 of the Exchange Act) of such numbers and classes of shares of Company Stock as are indicated opposite their names on Schedule I attached hereto (all such Company Stock, together with any New Securities (as defined below), are referred to herein as the “Subject Shares”);

WHEREAS, the Company and the Stockholders hereby agree to terminate, effective as of the Closing, each Company Stockholder Agreement; and

WHEREAS, pursuant to Section 2 of the Merger Agreement Amendment and as an inducement to 7GC entering into the Merger Agreement Amendment and to consummate the Transactions, 7GC, the Company and the Stockholders desire to (i) amend and restate, in its entirety, the Original Company Support Agreement by entering into this Agreement to support the closing of the Transactions pursuant to the terms of the Merger Agreement and (ii) agree to the matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1

COMPANY SUPPORT AGREEMENT; COVENANTS

1.1 Transfer of Shares. During the period commencing on the date hereof and ending on the earlier to occur of (a) the Closing, and (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 7.1 of the Merger Agreement (the “Expiration Time”), each Stockholder agrees that it shall not (i) sell, assign, offer, exchange, transfer (including by operation of law), pledge, dispose of, permit to exist any Lien with respect to, or otherwise encumber (each, a “Transfer”), any of the Subject Shares or otherwise agree or commit to do any of the foregoing, (ii) deposit any Subject Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Subject Shares or (iv) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting such Stockholder’s ability to perform its obligations under this Agreement (including pursuant to Section 1.3); provided, that the foregoing shall not prohibit the transfer of the Subject Shares, (A) if Stockholder is an individual (1) to any member of such Stockholder’s immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder’s immediate family, the sole trustees of which are such Stockholder or any member of such Stockholder’s immediate family, (2) by will, other testamentary document, under the Laws of intestacy or by virtue of Laws of descent and distribution upon the death of Stockholder, or (3) by operation of law pursuant to a qualified domestic relations order or in connection with a divorce settlement; (B) if Stockholder is an entity, to a partner, member, or Affiliate of Stockholder; or (C) if Stockholder is a trust, any beneficiary of such Stockholder or the estate of any such beneficiary; but only if, in the case of clauses (A), (B) and (C), such transferee shall concurrently execute this Agreement or a joinder agreeing to become a party to this Agreement. Any attempted transfer of Subject Shares or any interest therein in violation of this Section 1.1 shall be null and void.

1.2 New Shares. In the event that, during the period commencing on the date hereof and ending at the Expiration Time, (a) any shares of Company Stock are issued to a Stockholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Shares or otherwise, (b) a Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Stock or (c) a Stockholder acquires the right to vote or share in the voting of any shares of Company Stock (including, without limitation, by proxy or power of attorney) (collectively the “New Securities”), then such New Securities acquired or purchased by such Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by such Stockholder as of the date hereof. Each of the Stockholders agrees, while this Agreement is in effect, to notify the Company promptly pursuant to the provisions of Section 3.8 of the number of New Securities acquired by such Stockholder, if any, after the date hereof.

1.3 Agreement to Vote. During the period commencing on the date hereof until the Expiration Time, each Stockholder, with respect to its, his or her Subject Shares unconditionally and irrevocably agrees that, at any meeting of the stockholders of the Company requested by the Board of Directors of the Company or undertaken as contemplated by the Transactions (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of the Company (which written consent shall be delivered promptly, and in any event within twenty four (24) hours, after (x) the Registration Statement / Proxy Statement has been declared effective and (y) the Company requests such delivery), such Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its, his or her Subject Shares to be counted as present thereat for purposes of establishing a quorum, and such Stockholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its, his or her Subject Shares:

(a) to approve and adopt the Merger Agreement and the Transactions (including, but not limited to, the Company Preferred Conversion);

(b) in any other circumstances upon which a consent or other approval is required under the Governing Documents of the Company or the Company Stockholder Agreements or otherwise sought with respect to, or in connection with, the Merger Agreement or the Transactions, to vote, consent or approve (or cause to be voted, consented or approved) with respect to all of such Stockholder’s Subject Shares held at such time in favor thereof; and

(c) against any 7GC Competing Transaction or any proposal, action or agreement that would impede, interfere, frustrate, delay, postpone, prevent or nullify any provision of this Agreement, the Merger Agreement or the Merger.

Each Stockholder hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing. Notwithstanding the foregoing, to the extent such Stockholder is not a director, officer or Affiliate of the Company or holder of Subject Shares representing greater than 5% of the outstanding shares of capital stock of the Company, such Stockholder shall not be obligated to vote or provide consent with respect to any of its, his or her Subject Shares or take any other action, in each case solely to the extent any such vote, consent or other action would preclude 7GC from filing with the SEC the Registration Statement / Proxy Statement on Form S-4 as contemplated by the Merger Agreement.

1.4 No Adverse Action; Stop Order. Each of the Stockholders agrees, while this Agreement is in effect, not to take or agree or commit to take any action that would make any representation and warranty of such Stockholder contained in this Agreement inaccurate in any material respect. Each of the Stockholders further agrees that it shall use its commercially reasonable efforts to cooperate with 7GC to effect the transactions contemplated hereby and the Transactions. In furtherance of the foregoing, the Company hereby agrees (a) to place a revocable stop order on all Subject Shares and (b) not to process any attempts by the Stockholders to Transfer any Subject Shares except in compliance with the terms of this Agreement.

1.5 No Challenges. Each Stockholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against 7GC, First Merger Sub, Second Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement or (c) otherwise relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby and thereby.

1.6 Termination of Company Stockholder Agreements. Each of the Company and each Stockholder hereby agrees and consents to the termination of all Company Stockholder Agreements to which such Stockholder is party, effective as of the Closing, without any further liability or obligation to such Stockholder, the Company, the Company’s Subsidiaries, or 7GC. Each Stockholder agrees, confirms, and acknowledges that, after the Closing, it, he or she shall not have any of the rights or privileges provided to each such Stockholder in such applicable Company Stockholder Agreements. The termination of such Company Stockholder Agreements shall terminate the rights of the parties thereto to enforce any provisions of such agreements that expressly survive the termination of such Company Stockholder Agreements.

1.7 Registration Rights Agreement. Each of the Stockholders set forth on Schedule II (and any Person to whom each such Stockholder transfers its Subject Shares as permitted by the terms of this Agreement) will deliver, at the Closing, a duly executed copy of the Registration Rights Agreement, substantially in the form attached as Exhibit B to the Merger Agreement.

1.8 Lock-up Agreements. Each of the Stockholders set forth on Schedule III (and any Person to whom each such Stockholder transfers its Subject Shares as permitted by the terms of this Agreement) will deliver, at the Closing, a duly executed copy of the Lock-up Agreement, substantially in the form attached as Exhibit C to the Merger Agreement.

1.9 Appraisal and Dissenters’ Rights. Each Stockholder hereby irrevocably and unconditionally waives, and agrees not to assert or perfect, any rights of appraisal or other similar rights to dissent (including any notice requirements related thereto) with respect to the Merger, the Merger Agreement or any of the Transactions that Stockholder may have by virtue of ownership of Subject Shares (including all rights under Section 262 of the DGCL).

1.10 Exclusivity. Unless this Agreement shall have been terminated in accordance with Section 3.1, each Stockholder agrees not to, and shall cause its, his or her Affiliates or Representatives not to, (a) accept, initiate, respond to, encourage, entertain, solicit, negotiate, provide information with respect to or discuss other offers for an Acquisition Proposal; (b) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, an Acquisition Proposal; (c) enter into any Contract regarding an Acquisition Proposal; (d) prepare or take any steps in connection with a public offering of any Equity Securities of any Group Company (or any successor to or parent company of any Group Company); or (e) otherwise cooperate in any way with, or assist or participate in, or facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing or seek to circumvent this Section 1.10 or further an Acquisition Proposal. Each Stockholder agrees to (A) notify the Company and 7GC promptly upon receipt (and in any event within forty-eight (48) hours after receipt) of any Acquisition Proposal, and to describe the terms and conditions of any such Acquisition Proposal in reasonable detail (including the identity of the Persons making such Acquisition Proposal), (B) keep the Company and 7GC fully informed on a current basis of any material modifications to such offer or information and (C) not (and shall cause its Affiliates and Representatives not to) conduct any further discussions with, provide any information to, or enter into negotiations with such Persons. Each Stockholder shall immediately cease and cause to be terminated any discussions or negotiations with any Persons (other than 7GC and its Representatives) that may be ongoing with respect to an Acquisition Proposal and terminate any such Person’s and such Person’s Representative’s access to any electronic data room. Each Stockholder shall not release any third party from, or waive, amend or modify any standstill or confidentiality provision with respect to an Acquisition Proposal in any agreement to which such Stockholder is a party.

1.11 Consent to Disclosure. Each Stockholder hereby consents to the publication and disclosure in the Registration Statement / Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by the Company or 7GC to any Governmental Entity or to securityholders of 7GC) of such Stockholder’s identity and beneficial ownership of its Subject Shares and the nature of such Stockholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Company or 7GC, a copy of this Agreement. Each Stockholder will promptly provide any information reasonably requested by the Company or 7GC in connection with the first sentence of this Section 1.11 or for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Stockholders. Each Stockholder represents and warrants as of the date hereof to 7GC and the Company (solely with respect to itself, himself or herself and not with respect to any other Stockholder) as follows:

(a) Organization; Due Authorization. If such Stockholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Stockholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Stockholder. If such Stockholder is an individual, such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If any Stockholder is an individual and is married, and any of the Subject Shares of such Stockholder constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable with respect to such Stockholder, such Stockholder’s spouse has delivered with this Agreement a Spousal Consent in the form attached hereto as Exhibit A and this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, such Stockholder’s spouse, enforceable against such Stockholder’s spouse in accordance with its terms. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Stockholder.

(b) Ownership. Such Stockholder is the record and beneficial owner (as defined in the Securities Act) of, and has good, valid and marketable title to, all of such Stockholder’s Subject Shares, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares) affecting any such Subject Shares, other than Liens pursuant to (i) this Agreement, (ii) the Governing Documents of the Company, (iii) the Company Stockholder Agreements, (iv) the Merger Agreement, or (v) any applicable securities Laws. Such Stockholder’s Subject Shares are the only Equity Securities in the Company owned of record or beneficially by such Stockholder on the date of this Agreement, and none of such Stockholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder and under the Company Stockholder Agreements. Such Stockholder has full and sole voting power (including the right to control such vote as contemplated herein), full power of disposition and full power to agree to all of the matters applicable to such Stockholder set forth in this Agreement, in each case, with respect to such Stockholder’s Subject Shares (including, without limitation, by proxy or power of attorney). Such Stockholder does not hold or own any rights to acquire (directly or indirectly) any Equity Securities of the Company or any Equity Securities convertible into, or which can be exchanged for, Equity Securities of the Company. Such Stockholder has not granted a proxy or power of attorney with respect to any of the Stockholder’s Subject Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement. There are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby payable by such Stockholder pursuant to arrangements made by such Stockholder.

(c) No Conflicts. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of his, her or its obligations hereunder and the compliance by such Stockholder of his, her or its obligations hereunder do not and will not, (i) if such Stockholder is not an individual, contravene, conflict with or result in a violation of the organizational documents of such Stockholder or (ii) require any consent, authorization or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Stockholder or such Stockholder’s Subject Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Stockholder of its, his or her obligations under this Agreement, (iii) conflict with or violate any Law, or (iv) result in the creation of a Lien on any of the Subject Shares. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other person is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby. If such Stockholder is an individual, no consent of such Stockholder’s spouse is necessary under any “community property” or other Laws in order for such Stockholder to enter into and perform its obligations under this Agreement.

(d) Litigation. There are no Proceedings pending against such Stockholder, or to the knowledge of such Stockholder threatened against such Stockholder, before (or, in the case of threatened Proceedings, that would be before) any arbitrator or any Governmental Entity, which in any manner challenges, seeks to prevent, enjoin or materially delay or could have the effect of preventing, enjoining or materially delaying the performance by such Stockholder of its, his or her obligations under this Agreement.

(e) Adequate Information. Such Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of 7GC and the Company to make an informed decision regarding this Agreement, the Transactions and the transactions contemplated hereby and has independently and without reliance upon 7GC or the Company and based on such information as such Stockholder has deemed appropriate, made its, his or her own analysis and decision to enter into this Agreement. Such Stockholder acknowledges that 7GC and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Stockholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Stockholder are irrevocable.

(f) Acknowledgment. Such Stockholder understands and acknowledges that each of 7GC and the Company is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

(g) No Inconsistent Agreements. Such Stockholder hereby covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to such Stockholder’s Subject Shares inconsistent with such Stockholder’s obligations pursuant to this Agreement, (b) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to such Stockholder’s Subject Shares and (c) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of such Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing such Stockholder from performing any of its material obligations under this Agreement.

ARTICLE 3

MISCELLANEOUS

3.1 Termination. This Agreement and all of its provisions shall automatically terminate upon the earliest of (a) the Expiration Time and (b) as to each Stockholder, the written agreement of 7GC, the Company and such Stockholder. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This Article III shall survive the termination of this Agreement.

3.2 Governing Law. This Agreement and all related Proceedings shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

3.3 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) ANY PROCEEDING BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MUST BE BROUGHT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE), OR, IF IT HAS OR CAN ACQUIRE JURISDICTION, IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN ANY SUCH PROCEEDING, WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO PERSONAL JURISDICTION, VENUE OR TO CONVENIENCE OF FORUM, AGREES THAT ALL CLAIMS IN RESPECT OF THE PROCEEDING SHALL BE HEARD AND DETERMINED ONLY IN ANY SUCH COURT, AND AGREES NOT TO BRING ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER COURT. NOTHING HEREIN CONTAINED SHALL BE DEEMED TO AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY IN ANY OTHER JURISDICTION, IN EACH CASE, TO ENFORCE JUDGMENTS OBTAINED IN ANY PROCEEDING BROUGHT PURSUANT TO THIS SECTION 3.3(a).

(b) WAIVER OF TRIAL BY JURY. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

3.4 Assignment. This Agreement may not be assigned by any party (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Any attempted assignment of this Agreement not in accordance with the terms of this Section 3.4 shall be void, ab initio.

3.5 Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Transactions) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, including the Stockholder’s obligations to vote its Subject Shares as provided in this Agreement, in each case without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity.

3.6 Amendment; Waiver. This Agreement may be amended or modified only by a written agreement executed and delivered by 7GC, the Company and the Stockholders. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any party or parties effected in a manner which does not comply with this Section 3.6 shall be void, ab initio.

3.7 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

3.8 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) when delivered in person, when delivered by e-mail (having obtained electronic delivery confirmation thereof), or when sent by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties as follows:

If to 7GC:

c/o 7GC & Co. Holdings LLC
388 Market Street, Suite 1300
San Francisco, CA 94111
Attention:	Jack Leeney
Chris Walsh
E-mail:	jack@7GC.co
chris@7GC.co

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
1999 Avenue of the Stars
17th Floor
Los Angeles, CA 90067
Attention:	Joshua G. DuClos
E-mail:	jduclos@sidley.com

Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603
Attention:	Michael P. Heinz and Matthew D. Stoker
E-mail:	mheinz@sidley.com and mstoker@sidley.com

If to the Company:

Banzai International, Inc.
435 Ericksen Ave, Suite 250
Bainbridge Island, WA 98110
Attention:	Joseph Davy
E-mail:	joe@banzai.io

with a copy (which shall not constitute notice) to:

Cooley LLP
1700 Seventh Avenue, Suite 1900
Seattle, WA 98101-1355
Attention:	Sonya Erickson
E-mail:	serickson@cooley.com

If to a Stockholder:

To such Stockholder’s address set forth on Stockholder’s signature page hereto.

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

3.9 Further Assurances. Each Stockholder shall execute and deliver, or cause to be delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), or reasonably requested by 7GC or the Company, to effect the actions and consummate the Merger and the other transactions contemplated by this Agreement and the Merger Agreement (including the Transactions), in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

3.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, “pdf”, “tif” or “jpg”) and other electronic signatures (including, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other applicable law. Minor variations in the form of the signature page, including footers from earlier versions of this Agreement, shall be disregarded in determining the party’s intent or the effectiveness of such signature.

3.11 Entire Agreement; Effect of this Agreement. This Agreement constitutes the full and entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. For the avoidance of doubt and in furtherance of the foregoing, upon the execution and delivery of this Agreement, by the Company, Stockholders and 7GC, the Original Support Agreement shall automatically terminate and be of no further force and effect and the Original Company Support Agreement is hereby amended and restated in its entirety as set forth in this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

7GC & CO. HOLDINGS INC.

By:	/s/ Jack Leeney
Name:	Jack Leeney
Title:	Chairman and Chief Executive Officer

[Signature Page to Amended and Restated Company Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BANZAI INTERNATIONAL, INC.

By:	/s/ Joseph P. Davy
Name:	Joseph P. Davy
Title:	Chief Executive Officer

[Signature Page to Amended and Restated Company Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

/s/ Sheila Linteau
Sheila Linteau, as Administrator of the estate of Roland A. Linteau III, Deceased

Address:	****
Email:	****

[Signature Page to Amended and Restated Company Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

/s/ Joseph P. Davy
Joseph P. Davy

Address:	****
Email:	****

[Signature Page to Amended and Restated Company Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

DNX PARTNERS III, LP

By:	DNX Venture Partners III, LP,
its	General Partner

By:	DNX III, LLC,
its	General Partner

By:	/s/ Mitch Kitamura
Name:	Mitch Kitamura
Title:	Authorized Signatory

DNX PARTNERS JAPAN III, LP

By:	DNX Venture Partners III, LP,
its	General Partner

By:	DNX III, LLC,
its	General Partner

By:	/s/ Mitch Kitamura
Name:	Mitch Kitamura
Title:	Authorized Signatory

DNX PARTNERS S-III, LP

By:	DNX Partners S3, LLC
its	General Partner

By:	/s/ Mitch Kitamura
Name:	Mitch Kitamura
Title:	Authorized Signatory

[Signature Page to Amended and Restated Company Support Agreement]

SCHEDULE I

Stockholder Subject Shares

Stockholder	Class of Shares	Number of Shares
DNX Partners III, LP	Series A-1 Preferred Stock	1,014,166
DNX Partners Japan III, LP	Series A-1 Preferred Stock	350,266
DNX Partners S-III, LP	Series A-1 Preferred Stock	7,545
Joseph P. Davy	Class B Common Stock	3,760,000
The Estate of Roland A. Linteau III	Class B Common Stock	2,560,000

SCHEDULE II

Registration Rights Agreement Signatories

1.	Joseph Davy

2.	Sheila Linteau on behalf of the estate of Roland Linteau

3.	DNX Partners III, LP

4.	DNX Partners Japan III, LP

5.	DNX Partners S-III, LP

SCHEDULE III

Lock-up Agreement Signatories

1.	Joseph Davy

2.	Sheila Linteau on behalf of the estate of Roland Linteau

3.	DNX Partners III, LP

4.	DNX Partners Japan III, LP

5.	DNX Partners S-III, LP

Exhibit A

Form of Spousal Consent

I, ____________________, spouse of ___________________ (“Stockholder”), acknowledge that I have read the Amended and Restated Company Support Agreement, executed by Stockholder with 7GC & Co. Holdings Inc., a Delaware corporation (“7GC”), and Banzai International, Inc., a Delaware corporation (the “Company”), on _______, (the “Agreement”), and that I know the contents of the Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

I am aware that the Agreement contains provisions regarding Company Stock (as defined in the Merger Agreement) that my spouse may own, including any interest that I might have therein. I understand and agree that my interest, if any, in any Company Stock subject to the Agreement shall be irrevocably subject to the Agreement and the other agreements referred to therein. I further understand and agree that any community property interest that I may have in such Company Stock shall be similarly subject to the Agreement and the other agreements referred to therein.

I irrevocably constitute and appoint Stockholder as my true and lawful attorney and proxy in my name, place and stead to sign, make, execute, acknowledge, deliver, file and record all documents which may be required, and to manage, vote, act and make all decisions with respect to (whether necessary, incidental, convenient or otherwise), any and all Company Stock in which I now have or hereafter acquire any interest and in any and all Company Stock or New Securities (as defined in the Agreement) now or hereafter held of record by Stockholder (including but not limited to, the right, without further signature, consent or knowledge, to exercise amendments and modifications of, and to terminate, the foregoing agreements and to dispose of any and all such Company Stock and New Securities), with all powers I would possess if personally present, it being expressly understood and intended that the foregoing power of attorney and proxy is coupled with an interest; and this power of attorney is a durable power of attorney and will not be affected by disability, incapacity or death of Stockholder, or dissolution of marriage and this proxy will not terminate without the consent of Stockholder, 7GC and the Company.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this consent. I have either sought such guidance or counsel or determined after carefully reviewing the Agreement that I will not seek such guidance or counsel.

Name:
Date: